Exhibit 10.6a

ALLIANT ENERGY CORPORATION
DIRECTOR PERFORMANCE UNIT AGREEMENT

THIS DIRECTOR PERFORMANCE UNIT AGREEMENT (the “Agreement”) is made and entered into as of this _____th day of __________, 20__ (the “Award Date”) by and between Alliant Energy Corporation, a Wisconsin corporation (the “Company”), and [EMPLOYEE], a key employee of the Company (“Employee”).
R E C I T A L S
WHEREAS, the Company has in effect the Alliant Energy Corporation Amended and Restated 2012 Director Long Term Incentive Plan (the “Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement and capitalized terms used herein which are not otherwise defined shall have the meaning set forth in the Plan;
WHEREAS, one of the purposes of the Plan is to permit the grant of various long-term incentive awards, including director performance units (“DPUs”), to individuals selected by the Total Compensation Committee of the Company (the “Committee”);
WHEREAS, the Employee is now employed by the Company or an Affiliate of the Company in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company or its Affiliates; and
WHEREAS, the Company desires the Employee to remain as an employee of the Company or its Affiliates and wishes to provide the Employee with the opportunity to secure or increase his or her compensation in order to develop even a stronger incentive to put forth maximum effort for the continued success and growth of the Company.
A G R E E M E N T
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.	Award. Subject to the terms of this Agreement and the Plan, the Employee is hereby granted [DPU target award units] target DPUs on the Award Date.

2.	Performance Period; Performance Contingency

(a)	The “Performance Period” is the period beginning on __________, 20___ and ending on __________, 20___.

(b)
Except as otherwise provided in this Agreement (including Section 9 below), the DPUs will become earned in accordance with the provisions of Exhibit 1, which is attached to and forms a part of this Agreement. Any unearned DPUs automatically will terminate and be cancelled, without the payment of any consideration following the last day of the Performance Period. The term “Performance Contingency” will have the meaning assigned to such term in Exhibit 1.

3.	Settlement of Award. The Award shall be paid in cash in an amount determined in accordance with Exhibit 1, which is attached to and forms part of this Agreement.

4.
Time of Payment. Except as otherwise provided in this Agreement (including Section 9 below), payment of DPUs earned, in accordance with the provisions of Section 3, will be delivered as soon as practicable (but in any event within 75 days) following the last day of the Performance Period set forth in Section 2(a), subject to the Total Compensation Committee (the “Committee”) certifying in writing as to the satisfaction of the Performance Contingency.

5.
Retirement, Disability, or Death During Performance Period and Prior to a Change in Control. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period and prior to Change in Control because of the Employee’s Retirement, Disability, or death, the Employee shall be entitled to the full value of the DPUs earned, determined at the end of the Performance Period so long as the termination event occurs after the end of the first performance year of the Performance Period and only if and to the extent the Performance Contingencies are met. If the termination event occurs during the first year of the Performance Period, the Employee will be entitled to a prorated value of the DPUs, earned in accordance with Exhibit 1, determined at the end of the

Performance Period and only if and to the extent the Performance Contingencies are met, based on the ratio of the number of months the Employee was employed during the Performance Period divided by twelve.

6.
Involuntary Termination Without Cause During Performance Period and Prior to a Change in Control. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period and prior to a Change in Control because of Involuntary Termination without Cause, the Employee shall be entitled to the prorated value of the award, determined at the end of the Performance Period and only if and to the extent the Performance Contingency is met, based on the ratio of the number of months the Employee was employed during the Performance Period to the total number of months in the Performance Period which is 36.

7.
Other Terminations of Employment. If the Employee’s employment with the Company and its Affiliates terminates prior to payment of the Award and prior to a Change in Control for any reason other than the Employee’s Retirement, Disability, Involuntary Termination without Cause, or death, or if the Employee is no longer in good standing with the Company prior to payment of the award for any reason, the Award made under this Agreement will terminate and be cancelled on the date of such termination of employment.

8.	Dividend Equivalents

(a)
After the Performance Period has ended (or, if a Change in Control occurs during the Performance Period, the effective date of the Change in Control), dividend equivalents (“Dividend Equivalents”) will be calculated and credited to the account of the Employee with respect to the percentage of the DPUs that is earned. Dividend Equivalents will be credited as additional DPUs, the number of which will be equal to the number of whole DPUs that could be purchased with the amount of the Dividend Equivalents, based on the Fair Market Value of the Shares as of the dividend payment date and the number of earned DPUs (as determined in accordance with Section 3 or Section 9(a)(i), as applicable).

(b)
Any Dividend Equivalents credited to the Employee’s account pursuant to this Section 8 shall not be vested or paid until the dates of vesting or payment of the Award with respect to which such Dividend Equivalents are credited, and such Dividend Equivalents shall be subject to the same restrictions and other terms and conditions as apply to the DPUs with respect to which they were credited.

(c)
No Dividend Equivalents shall be credited to the Employee with respect to record dates occurring prior to the Grant Date or with respect to record dates occurring on or after the date, if any, on which the DPUs are cancelled and terminated.

9.	Change in Control.

(a)	No Termination of Employment Prior to a Change in Control.

(i)
Notwithstanding anything to the contrary in the Plan, this Agreement, or the Employee’s employment agreement or any other agreement to which the Employee is a party, if a Change in Control occurs during the Performance Period and the Employee’s employment does not terminate before the effectiveness of the Change in Control, then the earned portion of the earned DPUs automatically will convert into a contractual right to receive a cash payment (the “Cash Payment Right”) in an amount equal to (i) the earned portion of DPUs, multiplied by (ii) the per Share Fair Market Value as of the trading day immediately preceding the effective date of the Change in Control. After such conversion, no interest or Dividend Equivalents will be accrued, credited or paid with respect to a Cash Payment Right. For purposes of this Section 9 (a), a “pro rata portion of the DPUs” means the number of DPUs that would have been earned by the Employee in accordance with Exhibit 1 assuming that the percentage of DPUs earned for the Performance Period equals 100%, multiplied by a fraction, the numerator of which is the number of months the Employee is employed during the Performance Period through the day immediately preceding the effective date of the Change in Control and the denominator of which is 36. Any portion of the DPUs that is not converted into the Cash Payment Right automatically shall terminate and be cancelled immediately prior to the effectiveness of the Change in Control, without the payment of any consideration therefor.

(ii)
Notwithstanding anything to the contrary in the Plan, this Agreement, or the Employee’s employment agreement or any other agreement to which the Employee is a party, the Cash Payment Right shall be paid as soon as practicable (but in any event within 75 days) after the last day of the Performance Period set forth in Section 2(a), provided that the Employee remains continuously employed by the Company or an Affiliate or any successor thereto through the last day of such Performance Period. Notwithstanding the immediately preceding sentence, in the event that the Employee experiences a termination of employment due to the Employee’s Retirement (as defined below), Disability, or death or an involuntary termination of employment by action of the Company (or its successor) (other than a termination due to Cause) prior to the last day of the Performance Period set forth in Section 2(a), the Cash Payment Right will be paid in accordance with the first sentence of this Section 9 (a)(ii) as though the Employee remained continuously employed by the Company or an Affiliate or any successor thereto through the last day of the Performance Period.

(b)
Certain Terminations of Employment Prior to a Change in Control. Solely for purposes of Sections 5 and 6 of the Agreement, if the Employee’s employment terminates for any of the reasons set forth in such Sections 5 and 6 prior to a Change in Control and a Change in Control occurs during the Performance Period, the day immediately preceding the effective date of the Change in Control shall be deemed to be the last day of the Performance Period, then the Employee shall be entitled to the earned DPUs in lieu of any amount set forth in Section 5 or Section 6, as applicable, which DPUs automatically shall convert into the Cash Payment Right. After such conversion, no interest or Dividend Equivalents will be accrued, credited or paid with respect to the Cash Payment Right. For the avoidance of doubt, the Cash Payment Right will be paid at such time provided under Section 4.

10.	Definitions. The following sets forth definitions of certain terms used in this Agreement:

(a)
“Involuntary Termination without Cause” shall mean that an Employee has been notified in writing that his or her position is being eliminated or significantly altered as a result of a substantial diminishment of responsibility or salary or as a result of a structured job elimination program implemented by management of the Company.

(b)
“Retirement” of the Employee shall mean the Employee’s employment terminates (with the consent of the Company) after he or she has reached age 55 and the Employee’s age, in whole years, added to the number of whole years of the Employee’s continuous employment with the Company total 65 or greater.

11.
Nontransferability of DPUs. The DPUs shall not be assignable, alienable, saleable or transferable by the Employee other than by will or the laws of descent and distribution prior to settlement of the DPUs pursuant to Section 3 (or, if applicable, Section 9); provided, however, that the Employee shall be entitled, in the manner provided in Section 13 hereof, to designate a beneficiary to receive any DPUs or cash issuable with respect to the DPUs upon the death of the Employee.

12.
Tax Withholding. The Company may deduct and withhold from any cash payable to the Employee, pursuant to the Award or otherwise, such amount as may be required for the purpose of satisfying the Company’s obligation to withhold federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

13.
Designation of Beneficiary. The Employee shall be permitted to designate one or more beneficiaries (each, a “Beneficiary”) on a Company-approved form who shall be entitled to payouts hereunder, to the extent payouts are made, after the death of the Employee. The terms and conditions of any such designation (including any changes thereto by the Employee) shall be subject to the terms and conditions of such Company-approved beneficiary designation form. If no such beneficiary designation is in effect at the time of the Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, the Employee’s estate acting through his or her legal representative shall be entitled to receive payouts hereunder, to the extent they are made, after the death of the Employee. If the Committee is in doubt as to the right of any person to the DPUs or any payout thereunder, the Company may refuse to settle such matter, without liability for any interest or dividends on the DPUs, until the Committee determines the person entitled to the Award or any payout thereunder, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

14.
Status of Employee. Neither the Plan nor the DPUs shall confer upon the Employee any right to continue as an employee of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment or directorship of the Employee at any time.

15.
Powers of the Company Not Affected. The existence of the DPUs shall not affect in any way the right or power of the Company or its shareowners to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

16.
Interpretation by the Committee. As a condition of the granting of the DPUs, the Employee agrees, for himself or herself and for his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

17.	Miscellaneous.

(a)
This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof. As a condition of the granting of the Award, the Employee irrevocably consents to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Wisconsin.

(b)
The Plan and this Agreement set forth the entire understanding between the Company and the Employee with respect to the subject matter hereof and shall supersede in all respects, and the Employee hereby waives all rights under, any prior or other agreement or understanding between the parties with respect to such subject matter, including, but not limited to, any Key Executive Employment and Severance Agreement. For the avoidance of doubt, the Plan and this Agreement shall control in the event there is any express conflict between the Plan and this Agreement and any prior or other agreement or understanding between the parties.

(c)
This Agreement may not be amended or modified except by the written consent of the parties hereto. Notwithstanding the foregoing, the Committee need not obtain Employee (or other interested party) consent for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment for the Company of any Award; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Employee.

(d)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

[The signatures to this Agreement are on the next page.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto affixed his or her hand as of the day and year first above written.

ALLIANT ENERGY CORPORATION
(the “Company”)
By:
Wayne A. Reschke
Its:    Senior Vice President
EMPLOYEE:
_________________________
Employee’s Signature

_____________________
Employee’s Printed Name

EXHIBIT 1
PERFORMANCE CONTINGENCY

1.
Purpose: The purpose of this Exhibit 1 is to set forth the Performance Contingency that will be applied to determine the amount of the Award to be made under the terms of the attached Director Performance Unit Award Agreement (the “Agreement”). This Exhibit 1 is incorporated into and forms a part of the Agreement.

[NAME]	[YEAR]
Date of Award	[MONTH] [DAY], [YEAR]
Award Date Fair Market Value	$X
Performance Unit Award Target	[Number of Units]
Performance Period	_______, 20__ through ________, 20__

2.
Performance Contingency: Each performance unit award will be based on the Company’s Total Shareholder Return (TSR) performance (which represents stock price appreciation plus dividends reinvested) based on the three-year average relative to an investor-owned utility peer group. The peer group is defined as companies that comprise the Edison Electric Institute (EEI) Stock Index.

3.
Amount of Award: Actual awards will be based on company performance as specified above, and can range from 0 to 200 percent of target. The number of DPUs earned by the Employee shall be determined in accordance with the following schedule:

3-yr Total Shareholder Return - Percentile Relative to Peer Group*	Percentage of DPUs Earned
90th percentile or greater	200%
80th Percentile	175%
70th Percentile	150%
60th Percentile	125%
50th Percentile	100%
45th Percentile	75%
40th Percentile	50%
Below 40th Percentile	0%
* Peer Group consists of companies comprising the EEI Stock Index.
** Awards will be prorated for achievement of performance between the performance targets: If the TSR percentile relative to the Peer Group is between any two data points, the corresponding percentage of DPUs earned shall be determined by interpolation between the corresponding data points.
The total amount of the Award shall be the earned DPUs payable to the Employee multiplied by the per Share closing price of Company Stock on the first business day next following the last day of the Performance Period, as reported on the New York Stock Exchange.